EXECUTION VERSION
EXHIBIT 10.64
FIRST AMENDMENT TO LOAN AGREEMENT
THIS FIRST AMENDMENT TO LOAN AGREEMENT (together with all schedules hereto, this “Amendment”) among PGRT ESH, Inc., a Delaware corporation (the “Borrower”), Lightstone Holdings LLC, a Delaware limited liability company (“Lightstone Holdings”), David Lichtenstein (together with Lightstone Holdings, the “Guarantors,” and collectively with the Borrower, the “Loan Parties”), and Citicorp USA, Inc., a Delaware corporation (the “Lender”), is made as of October 31, 2008.
W I T N E S S E T H :
WHEREAS, the Borrower and the Lender are parties to the Amended and Restated Loan Agreement dated as of June 6, 2008 (the “Loan Agreement”; the terms defined therein being used herein as therein defined); and
WHEREAS, each of the Guarantors guaranteed the liabilities and obligations of the Borrower under the Loan Agreement on the terms and conditions set forth in an Amended and Restated Guaranty dated June 6, 2008 (collectively the “Guaranties,” and each, a “Guaranty”) by each of the Guarantors in favor of the Lender.
SECTION 1. Amendments to Loan Agreement. Effective as of the date hereof, subject to the satisfaction of the conditions to effectiveness set forth in Section 2, the Loan Agreement is amended as follows:
(a) The new definitions specified in Schedule 1(a) hereto are hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:
(b) The definition of “Adjusted Base Rate” in Section 1.1 is hereby amended and restated as follows:
“ ‘Adjusted Base Rate’ shall mean an interest rate per annum equal to ten percent (10%) above the Base Rate, in effect from time to time.”
(c) The definition of “Applicable Interest Rate” in Section 1.1 is hereby amended and restated as follows:
“ ‘Applicable Interest Rate’ shall mean, for each Interest Period through and including the date on which the Obligations are paid in full, an interest rate per annum equal to the Eurodollar Rate or, if the provisions of Section 2.2.3(a) or (b) are applicable, the Adjusted Base Rate.”
(d) The definition of “Eurodollar Rate” in Section 1.1 is hereby amended and restated as follows:
“ ‘Eurodollar Rate’ shall mean, effective September 30, 2008, with respect to any Interest Period, an interest rate per annum equal to LIBOR plus ten percent (10%).”

(e) The definition of “Maturity Date” is hereby amended and restated as specified in Schedule 1(e) hereto.
(f) Section 2.2.1 is amended by deleting the second and third sentences thereof.
(g) Section 2.2.7 is hereby amended and restated as follows:
“2.2.7 Restructuring Fee
Borrower shall pay to Lender, upon the earliest of (a) the Maturity Date, (b) the date of the prepayment of the Loan in full, or (c) the date of the occurrence of an Event of Default (other than the Specified Defaults), whether or not the Loan has been declared immediately due and payable, a fully earned and non-refundable restructuring fee in the aggregate amount of $1,000,000 (the “Restructuring Fee”).”
(h) Section 2.3.2 is hereby amended as follows:
(i) Subsection (b) is amended by deleting “(but after the aggregate outstanding principal amount of the Loan is equal to or less than $60,000,000, if such sale occurs, Borrower shall prepay the Loan by an amount equal to fifty percent (50%) of the Net Cash Proceeds of such sale)” and “(but after the aggregate outstanding principal amount of the Loan is equal to or less than $60,000,000, if such a sale or refinancing occurs, Borrower shall prepay the Loan by an amount equal to fifty percent (50%) of the Net Cash Proceeds of such sale or refinancing)”;
(ii) Subsection (c) is amended by deleting “(but after the aggregate outstanding principal amount of the Loan is equal to or less than $60,000,000, if such issuance occurs, Borrower shall prepay the Loan by an amount equal to fifty percent (50%) of the Net Cash Proceeds of such issuance)”;
(iii) Subsection (d) is amended by deleting “(but after the aggregate outstanding principal amount of the Loan is equal to or less than $60,000,000, if such dividends or other distributions are received, Borrower shall prepay the Loan by an amount equal to fifty percent (50%) of the amount of such dividends or other distributions)”; and
(iv) Subsection (e) is amended by deleting “(or, if applicable, 50% thereof)”.
(i) Section 2.3.5 is hereby amended by deleting the proviso thereto.
(j) Section 3.1 is hereby amended by deleting the sentence “If Lender or its servicer withdraws from the Blocked Account an amount sufficient to pay accrued interest on any Payment Date or any principal then due and there are any amounts remaining in the Blocked Account after such payment of accrued interest or such principal amount, Lender shall, so long as no Deferred Amount is outstanding and the aggregate outstanding principal amount of the Loan is equal to or less than $60,000,000, transfer, on a monthly basis, fifty percent (50%) of such remaining amounts to any account to which Borrower directs promptly upon receipt of such direction.”

(k) Section 5.2.3 is hereby amended by deleting “(or, if applicable, 50% thereof)”.
(l) Section 6.1(a)(x) is amended by adding “, the covenants specified in Schedule 1 thereof” before “under the second sentence”.
(m) Section 8.6 is amended by deleting:
“Luskin, Stern & Eisler LLP
330 Madison Avenue
New York, New York 10017
Attention: Nathan M. Eisler, Esq.
Facsimile No.: (212) 293-2705”
and substituting therefor the following:
“Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York, 10004
Attention: Nathan M. Eisler, Esq.
Facsimile No.: (212) 299-6170”
(n) Schedule 2.3.2(b) is hereby deleted and replaced with Schedule 1(n) hereto.
(o) Schedule 4.1.26 is amended by deleting the first three pages thereof and replacing such pages with Schedule 1(o) hereto.
SECTION 2. Conditions to Effectiveness. This Amendment shall become effective when, and only when, the Lender shall have received, among other things (which, in the case of documents, shall be dated, or dated as of, the date of this Amendment):
(a) counterparts of this Amendment, duly executed by each Loan Party;
(b) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying (i) that the certificate of incorporation and the bylaws of the Borrower have not been amended or otherwise modified since June 6, 2008 and are in full force and effect, (ii) resolutions of the board of directors of the Borrower authorizing the execution, delivery and performance of this Amendment and any other documents to be delivered in connection with this Amendment to which the Borrower is a party and the transactions contemplated hereby and thereby and (iii) the incumbency, names and true signatures of the officers of the Borrower authorized to sign this Amendment and such other documents;

(c) a certificate of the managing member of Lightstone Holdings certifying (i) that the certificate of formation and the operating agreement of Lightstone Holdings have not been amended or otherwise modified since July 13, 2005 and August 1, 2005, respectively, and are in full force and effect, (ii) that attached thereto is a true and correct copy of a unanimous consent of the sole member of Lightstone Holdings authorizing the execution, delivery and performance of this Amendment and any other documents to be delivered in connection with this Amendment to which Lightstone Holdings is a party and the transactions contemplated hereby and thereby and (iii) the incumbency, names and true signatures of the managing member, managers or officers of Lightstone authorized to sign this Amendment and such other documents;
(d) a certificate of the managing member of Prime Outlets Acquisition Company LLC certifying (i) that the certificate of formation and the operating agreement of Prime Outlets Acquisition Company LLC attached thereto respectively, and are in full force and effect, (ii) that attached thereto is a true and correct copy of a unanimous consent of the managing member of Prime Outlets Acquisition Company LLC authorizing the execution, delivery and performance of this Loan Documents to which it is a party and any other documents to be delivered in connection with the Loan Documents to which Prime Outlets Acquisition Company LLC is a party and the transactions contemplated thereby and (iii) the incumbency, names and true signatures of the managing member, managers or officers of Prime Outlets Acquisition Company LLC authorized to sign the Loan Documents to which it is a party and such other documents;
(e) an amendment to each Guaranty, substantially in the form of Exhibit B, duly executed and delivered by the Guarantor party thereto (collectively, the “Guaranty Amendments”);
(f) an opinion of counsel for each of the Loan Parties incident to the transactions contemplated by this Amendment and the other Loan Documents as the Lender may reasonably require, which such counsel is hereby requested by the Loan Parties to provide.
SECTION 3. Forbearance. Effective as of the date hereof and continuing for the period (the “Forbearance Period”) ending on the earlier to occur of (a) December 31, 2008 and (b) the date of the occurrence of any Forbearance Default (as defined in Section 5), and subject to the satisfaction of the conditions to effectiveness set forth in Section 2, the Lender hereby agrees to forbear from exercising, and shall not seek to exercise, any of its rights or remedies against the Loan Parties except as specified herein.
SECTION 4. Affirmative Covenant. (a) The Borrower shall pay to the Lender the amount of $2,500,000 on or before November 30, 2008, which payments shall be applied to the outstanding amount of the Obligations.
(b) Subject to paragraph 2 of Schedule 1 to each Guaranty, the Guarantors shall maintain, on a combined basis, but without duplication, Unencumbered Liquid Assets (as defined in the Guaranties) through November 30, 2008, in an amount not less than $37,500,000, and at all times thereafter, $40,000,000.

SECTION 5. Forbearance Default; Rights upon Forbearance Default.
(a) Each of the following shall constitute a “Forbearance Default” hereunder:
(i) a Loan Party’s failure to perform or observe any of the agreements contained in (A) this Amendment, (B) the Loan Agreement, after giving effect to the amendment thereto provided in Section 1 of this Amendment, or (C) any other Loan Document, in each case, other than the events specified in Schedule 7(e) hereto; or
(ii) any representation or warranty of a Loan Party contained in this Amendment or any certificate or financial statement delivered in connection herewith shall prove to have been incorrect in any material respect when made or deemed made; or
(iii) any of the events specified in Schedule 5(a)(iii) hereto shall occur.
(b) Upon the occurrence of a Forbearance Default or other termination of the Forbearance Period, the Lender may exercise any or all of its rights and remedies under any of the Loan Documents or applicable law.
SECTION 6. Automatic Stay. If any Loan Party shall become the subject of any bankruptcy, insolvency, arrangement, receivership or similar proceeding under any federal or state law, each Loan Party agrees that the Lender shall be entitled to immediate relief from the automatic stay imposed by Section 362 of the Bankruptcy Code or from any other stay or suspension of remedies imposed in any other manner with respect to the exercise of any rights and remedies available to the Lender, and each Loan Party agrees not to oppose any motion by the Lender for relief from the automatic stay imposed by Section 362 or from any other stay or suspension of remedies.
SECTION 7. Acknowledgment of Obligations and Specified Defaults. Each Loan Party acknowledges:
(a) that as of the date hereof, the Borrower is indebted to the Lender under the Loan Agreement, the Note and the other Loan Documents in the principal amount of $85,500,000, plus accrued and unpaid interest thereon and costs, fees and expenses (including the fees and expenses of the Lender’s counsel);
(b) that as of the date hereof, each Guarantor is indebted to the Lender as surety pursuant to the terms of the Guaranties;
(c) that the Obligations referred to in this Section are absolute and unconditional and are the legal, valid and binding obligations of the each Loan Party without offset, defense or counterclaim;
(d) that interest, fees, costs, and expenses continue to accrue with respect thereto including, without limitation, fees and expenses of counsel for the Lender in connection with the administration and enforcement of the Loan Agreement and the other Loan Documents; and
(e) the Defaults and Events of Default specified in Schedule 7(e) hereto have occurred.

SECTION 8. Release. In consideration of the foregoing, each Loan Party, on behalf of each of them and for each of their direct and indirect affiliates, parent companies, subsidiaries, subdivisions, successors, predecessors, shareholders, members and assigns, and their present and former officers, directors, managers, heirs, legal representatives, employees, agents, and attorneys, and their trustees, successors and assigns (collectively, the “Releasors”), hereby releases, remises, acquits and forever discharges (the “Release”) the Lender and the Lender’s employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary companies, parent companies and related company divisions (all of the foregoing hereinafter called the “Released Parties”) from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, the Loan Documents or any and all transactions, relationships or dealings relating to the Obligations (all of the foregoing hereinafter called the “Released Matters”). Each Loan Party represents and warrants to the Lender that such Loan Party has not purported to transfer, assign, pledge or otherwise convey any of such Loan Party’s right, title or interest in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters. In any litigation arising from or related to an alleged breach of the Release, the Release may be pleaded as a defense, counterclaim or cross claim and shall be admissible into evidence without foundation testimony whatsoever. The Releasors expressly covenant and agree that the Release shall be binding in all respects upon their respective successors, assigns and transferees including, without limitation, any trustee in bankruptcy, and shall inure to the benefit of the successors and assigns of the Released Parties.
SECTION 9. Further Assurances; Covenants. Each Loan Party agrees to execute such other and further documents and instruments as the Lender may reasonably request in its discretion to implement the provisions of this Amendment.
SECTION 10. Interest Rates
(a) From and including September 30, 2008 and prior to the occurrence of a Forbearance Default, interest on the Obligations shall accrue and be payable at LIBOR plus ten percent (10.00%).
(b) Upon the occurrence and during the continuance of a Forbearance Default or otherwise upon the termination of the Forbearance Period, interest on the Obligations shall accrue and be payable at the Default Rate.

SECTION 11. Representations and Warranties of the Loan Parties. Each Loan Party (for such Loan Party and on behalf of each other Loan Party) represents and warrants as follows:
(a) In the case of the Borrower and Lightstone Holdings, it is duly organized, validly existing and in good standing under the laws of the State of Delaware.
(b) The execution, delivery and performance by such Loan Party of this Amendment and the other documents executed and delivered in connection herewith (collectively, the “Forbearance Documents”) to which such Loan Party is or is to be a party (i) are, in the case of the Borrower and Lightstone Holdings, within such Loan Party’s corporate or limited liability company powers and have been duly authorized by all necessary corporate or limited liability company action, as the case may be, (ii) do not contravene, violate or constitute a default under (A) in the case of the Borrower and Lightstone Holdings, such Loan Party’s certificate of incorporation or formation or bylaws or limited liability company agreement, as the case may be, or (B) any requirement of law or contractual restriction binding on or affecting such Loan Party or such Loan Party’s property and (iii) will not result in or require the creation or imposition of any Lien of any nature upon or with respect to any of such Loan Party’s property.
(c) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by such Loan Party of this Amendment or any of the other Forbearance Documents to which such Loan Party is or is to be a party.
(d) This Amendment and each of the other Forbearance Documents to which such Loan Party is a party constitute the legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their respective terms except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) general principles of equity.
(e) There is no pending or, to the best of such Loan Party’s knowledge, threatened action or proceeding against such Loan Party before any court, governmental agency or arbitrator that (i) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment or the consummation of the transactions contemplated hereby.
SECTION 12. Reference to and Effect on the Loan Documents.
(a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” and words of like import, and such words or words of like import in each reference in the other Loan Documents, shall mean and be a reference to the Loan Agreement as amended hereby.
(b) Except as specifically amended hereby, all of the terms and provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents, nor shall anything contained herein be deemed to prejudice the exercise by the Lender of any or all its rights and remedies under the Loan Documents after the termination of the Forbearance Period, subject, in the case of the Borrower and the other Persons referred to therein, to the terms of Section 6.2(e) of the Loan Agreement.

(d) Except as specifically amended hereby, all of the terms and provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(e) This Amendment shall be deemed to be a Loan Document for all purposes.
(f) This Amendment is subject to Section 8.4 of the Loan Agreement.
SECTION 13. Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument. This Amendment may be executed and delivered by telecopier or other electronic means with the same force and effect as if the same was a fully executed and delivered original manual counterpart.
SECTION 14. Deposits. Lender acknowledges that, pursuant to the terms of the Guaranty Amendments, the Borrower, Affiliates of the Borrower and Affiliates of the Guarantors (the “Account Owners”) may, from time to time, have cash deposits with the Lender, Citibank, N.A. or an Affiliate thereof (the “Deposit Institutions”). The Lender agrees for the benefit of the relevant Account Owners that such deposits will be subject to the terms of the Guaranty Amendments and no modifications to such terms will affect a specific Account Owner or such cash deposits without the express consent of such Account Owner.
SECTION 15. Miscellaneous.
(a) All representations, warranties, covenants, agreements, undertakings, waivers and releases made by the Loan Parties contained herein shall survive the termination of the Forbearance Period.
(b) This Amendment constitutes the entire amendment with respect to the subject matter of this Amendment and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. In entering into this Amendment, each Loan Party acknowledges that such Loan Party is relying on no statement, representation, warranty, covenant or agreement of any kind made by the Lender or any employee or agent of the Lender, except for the agreements of the Lender set forth herein.
(c) The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

(d) The titles and headings of the numbered sections of this Amendment have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such sections and shall not be given any consideration in the construction of this Amendment.
(e) No purported amendment, modification, rescission, waiver or release of any provision of this Amendment shall be effective unless the same shall be in writing and signed by the party to be charged thereby, and any such waiver shall be effective only in the specific instance and for the specific purpose for which given.
(f) The Loan Parties shall pay on demand all costs and expenses of the Lender including, without limitation, all attorneys’ and other professionals’ fees and related disbursements incurred by the Lender after the occurrence and during the continuance of a Forbearance Default in connection with the administration and enforcement of this Amendment and the other Forbearance Documents or with respect to advising the Lender of its rights and responsibilities hereunder and under the other Forbearance Documents.
(g) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York and to the extent applicable, the federal laws of the United States of America, without giving effect to principles of conflicts of law (other than Section 5-1401 of the New York General Obligations Law).
(h) Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and sent in the manner and to the addresses and telecopier numbers specified in Section 8.6 of the Loan Agreement.
(i) ALL DISPUTES BETWEEN THE LOAN PARTIES AND THE LENDER BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (A) THIS AMENDMENT OR (B) ANY CONDUCT, ACT OR OMISSION OF A LOAN PARTY, THE LENDER OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, MEMBERS, MANAGERS, EMPLOYEES, AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE LENDER SHALL HAVE THE RIGHT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE LOAN PARTIES OR THEIR PROPERTY IN (A) ANY COURTS OF COMPETENT JURISDICTION AND VENUE AND (B) ANY LOCATION SELECTED BY THE LENDER TO ENABLE THE LENDER TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE LENDER. EACH LOAN PARTY WAIVES ANY OBJECTION THAT SUCH LOAN PARTY MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE LENDER HAS COMMENCED A PROCEEDING INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

(j) EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (A) THIS AMENDMENT OR (B) ANY CONDUCT, ACT OR OMISSION OF A LOAN PARTY, THE LENDER OR ANY OF THEIR DIRECTORS, OFFICERS, MEMBERS, MANAGERS, EMPLOYEES, AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE.
(k) THIS AMENDMENT AND THE TERMS HEREOF ARE EXPRESSLY SUBJECT TO THE TERMS OF SECTION 6.2(e) OF THE LOAN AGREEMENT.
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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or caused this Amendment to be executed by its proper and duly authorized officer or managing member as of the date first set forth above.

Borrower

PGRT ESH, INC.

By:	[s] David Lichtenstein

David Lichtenstein
Chairman

Guarantors

[s] David Lichtenstein

David Lichtenstein

LIGHTSTONE HOLDINGS LLC

By:	[s] David Lichtenstein

David Lichtenstein Managing Member

Lender

CITICORP USA, INC.

By:	[s] Diana Yusun

Diana Yusun Director
Signature page to the First Amendment Agreement to the Loan Agreement

The following exhibits and schedules have been omitted and the Company agrees to furnish supplementally copies of any of the omitted exhibits or schedules to the Securities and Exchange Commission upon request:
Schedule 1(a) (New definitions)
Schedule 1(e) (Definition of “Maturity Date”)
Schedule 1(n) (Schedule of property)
Schedule 1(o) (Collateral entities)
Schedule 5(a)(iii) (Forbearance Default events)
Exhibit A (Form of Pledge Agreement)
Exhibit B (Form of Amendment to Guaranty)
Exhibit C (Form of Contribution Agreement)

Schedule 7(e)
1. The Borrower has failed (i) to make a principal installment payment due to the Lender on September 30, 2008 in the amount of $20,000,000, as required by Section 2.2.4 of the Loan Agreement, and (ii) to pay to the Lender the amount of $1,000,000, being the balance of the Restructuring Fee (as defined in the Loan Agreement) due and payable on September 30, 2008, as required by Section 2.2.7 of the Loan Agreement.
2. The Guarantors have failed to maintain, on September 30, 2008 and at all times thereafter, on a combined basis, Unencumbered Liquid Assets (as defined in the Guaranty) in an amount not less than $50,000,000, of which at least $10,000,000 is owned solely by the Guarantors and is maintained with Citibank N.A. or its Affiliate, in each case as required by paragraph IV(c)(ii) of each of the Guaranties.